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                                                                     Exhibit 4.1


                               LENNAR CORPORATION,

                                     Issuer



                                       TO



                       THE FIRST NATIONAL BANK OF CHICAGO,

                                     Trustee



                          ----------------------------




                          FIRST SUPPLEMENTAL INDENTURE

                            DATED AS OF JULY 29, 1998

                                  TO INDENTURE

                          DATED AS OF DECEMBER 31, 1997



                          ----------------------------





                                   Relating To

               Zero Coupon Senior Convertible Debentures Due 2018





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         FIRST SUPPLEMENTAL INDENTURE, dated as of July 29, 1998 (the
"Supplemental Indenture"), to Indenture, dated as of December 31, 1997, between Lennar Corporation (the "Company"), a Delaware corporation having its principal office at 700 N.W. 107th Avenue, Miami, Florida 33172, and The First National Bank of Chicago (the "Trustee"), a national banking association, organized under the laws of the United States of America which has its corporate trust office at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126.

                             RECITALS OF THE COMPANY

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of December 31, 1997 (the "Indenture"), providing for the issuance from time to time of its debentures, notes and other evidences of unsecured indebtedness, to be issued in one or more series as therein provided ("Securities");

         WHEREAS, Section 2.02 of the Indenture provides that the Company and the Trustee, at any time and from time to time, may enter into an indenture which supplements the Indenture to establish the terms of Securities of any series;

         WHEREAS, the Company has duly authorized the creation of an issue of Securities to be known as the Zero Coupon Senior Convertible Debentures Due 2018 (the "Debentures") and to provide therefor the Company has duly authorized the execution and delivery of this Supplemental Indenture; and

         WHEREAS, all things necessary to make the Debentures, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

         NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Debentures by the Holders thereof, each party agrees for the benefit of each other party and for the equal and ratable benefit of the Holders of the Debentures, as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

SECTION 1.01. Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed to them in the Indenture.


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SECTION 1.02. References in this Supplemental Indenture to section numbers shall be deemed to be references to section numbers of this Supplemental Indenture unless otherwise specified.

SECTION 1.03. In the case of capitalized terms defined in this Supplemental Indenture that are also defined in the Indenture, the meanings ascribed to such terms in this Supplemental Indenture shall apply with respect to the Debentures.

SECTION 1.04. For purposes of this Supplemental Indenture, the following terms have the meanings ascribed to them as follows:

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "beneficial owner" shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Securities Exchange Act of 1934.

         "Cash" has the meaning provided in Section 2.04.

         A "Change in Control" shall be deemed to have occurred at such time after the original issuance of the Debentures as:

                  (a) any Person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Securities Exchange Act of 1934), other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or Permitted Holders is or becomes the beneficial owner, directly or indirectly, through a purchase or other acquisition transaction or series of transactions (other than a merger or consolidation involving the Company), of shares of capital stock of the Company entitling such Person to exercise in excess of 50% of the total voting power of all shares of capital stock of the Company entitled to vote generally in the election of directors;

                  (b) there occurs any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any sale or transfer of the assets of the Company as, or substantially as, an entirety, to another Person (other than (i) any such transaction pursuant to which the holders of the Voting Stock immediately prior to such transaction have, directly or indirectly, shares of capital stock of the continuing or surviving corporation immediately after such transaction which entitle such holders to exercise in

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excess of 50% of the total voting power of all shares of capital stock of the continuing or surviving corporation entitled to vote generally in the election of directors and (ii) any merger (A) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Voting Stock or (B) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Voting Stock solely into shares of stock carrying substantially the same relative rights as the Voting Stock); or

                  (c) a change in the Board of Directors of the Company in which the individuals who constituted the Board of Directors of the Company at the beginning of the two-year period immediately preceding such change (together with any other director whose election to the Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the directors then in office either who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office;

provided, however, that a Change in Control shall not be deemed to have occurred if either (I) the Closing Price per share of the Common Stock for any ten (10) Trading Days (each, a "Pricing Trading Date") within the period of 20 consecutive Trading Days ending immediately before the Change in Control shall equal or exceed 105% of the price determined by dividing (x) the sum of the Issue Price plus Original Issue Discount accrued to such Trading Day, by (y) the Conversion Rate, provided that at least five Pricing Trading Dates occur within the 10 consecutive Trading Days ending immediately before the Change in Control or (II) (x) at least 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Change in Control consists of shares of common stock with full voting rights traded on a national securities exchange or quoted on the Nasdaq National Market (or which shall be so traded or quoted when issued or exchanged in connection with such Change in Control) (such securities being referred to as "Publicly Traded Securities") and as a result of such transaction or transactions such Debentures become convertible solely into such Publicly Traded Securities and (y) the consideration in the transaction or transactions constituting the Change in Control consists of cash, Publicly Traded Securities or a combination of cash and Publicly Traded Securities with an aggregate fair market value (which, in the case of Publicly Traded Securities, shall be equal to the average Closing Price of such Publicly Traded Securities during the five (5) consecutive Trading Days commencing with the Trading Day following consummation of the transaction or transactions constituting the Change in Control) of at least 105% of the price determined by dividing (A) the sum of the Issue Price plus Original Issue Discount accrued to the date immediately preceding

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the date of consummation of such Change in Control, by (B) the Conversion Rate.

         "Change in Control Purchase Date" has the meaning provided in Section 2.03.

         "Change in Control Purchase Notice" has the meaning provided in Section 2.03.

         "Change in Control Purchase Price" has the meaning provided in Section 2.03.

         "Closing Price" with respect to any securities on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on such Exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive.

         "Common Stock" means the Company's Common Stock, par value $.10 per share.

         "Company Change in Control Purchase Notice" has the meaning provided in
Section 2.03.

         "Company Notice" has the meaning provided in Section 2.04.

         "Company Notice Date" has the meaning provided in Section 2.04.

         "Controlled" means ownership or control of more than 50% of the voting power of such entity.

         "Conversion Agent" means the office or agency designated by the Company where Debentures may be presented for conversion.

         "Conversion Date" has the meaning provided in Section 2.06.

         "Conversion Rate" has the meaning provided in Section 2.06.

         "Debentures" has the meaning provided in the Recitals.


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         "Depositary" has the meaning provided in Article Three.

         "Distributed Securities" has the meaning provided in Section 2.07.

         "Event of Default" has the meaning provided in Section 5.01.

         "Expiration Time" has the meaning provided in Section 2.07.

         "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

         "Final Maturity" or "Final Maturity Date" shall be July 29, 2018.

         "Funded Debt" of any Person means all Indebtedness for borrowed money created, incurred, assumed or guaranteed in any manner by such person, and all Indebtedness, contingent or otherwise, incurred or assumed by such person in connection with the acquisition of any business, property or asset, which in each case matures more than one year after, or which by its terms is renewable or extendible or payable out of the proceeds of similar Indebtedness incurred pursuant to the terms of any revolving credit agreement or any similar agreement at the option of such person for a period ending more than one year after the date as of which Funded Debt is being determined; provided, however, that Funded Debt shall not include (i) any Indebtedness for the payment, redemption or satisfaction of which money (or evidences of indebtedness, if permitted under the instrument creating or evidencing such indebtedness) in the necessary amount shall have been irrevocably deposited in trust with a trustee or proper depository either on or before the maturity or redemption date thereof or (ii) any Indebtedness of such person to any of its subsidiaries or of any subsidiary to such person or any other subsidiary or (iii) any Indebtedness incurred in connection with the financing of operating, construction or acquisition projects, provided that the recourse for such indebtedness is limited to the assets of such projects.

         "Global Securities" means with respect to the Debentures issued hereunder, a Debenture which is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with this Supplemental Indenture and any supplemental indentures hereto, if any, or certified resolution of the Board of Directors and pursuant to a written request by the Company, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate Principal Amount at Final Maturity of, all of the outstanding Debentures or any portion thereof, in either case having the same terms, including, without limitation, the same original Issue Date and Final Maturity Date.

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         "Indebtedness" means, with respect to the Company or any Subsidiary, and without duplication, (a) the principal of and premium, if any, and interest on, and fees, costs, enforcement expenses, collateral protection expenses and other reimbursement or indemnity obligations in respect to all indebtedness or obligations of the Company or any Subsidiary to any Person, including but not limited to banks and other lending institutions, for money borrowed that is evidenced by a note, bond, debenture, loan agreement, or similar instrument or agreement (including purchase money obligations with original maturities in excess of one year and noncontingent reimbursement obligations in respect of amounts paid under letters of credit); (b) all reimbursement obligations and other liabilities (contingent or otherwise) of the Company or any Subsidiary with respect to letters of credit, bank guarantees or bankers' acceptances, (c) all obligations and liabilities (contingent or otherwise) in respect of leases of the Company or any Subsidiary required, in conformity with generally accepted accounting principles, to be accounted for as capital lease obligations on the balance sheet of the Company, (d) all obligations of the Company or any Subsidiary (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement,
(e) all direct or indirect guaranties or similar agreements by the Company or any Subsidiary in respect of, and obligations or liabilities (contingent or otherwise) of the Company or such Subsidiary to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses
(a) through (d), (f) any indebtedness or other obligations, excluding any operating leases the Company or any Subsidiary is currently (or may become) a party to, described in clauses (a) through (d) secured by any Lien existing on property which is owned or held by the Company or Subsidiary, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by the Company or such Subsidiary and (g) any and all deferrals, renewals, extensions and refinancing of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (f).

         "Indenture" has the meaning provided in the Recitals.

         "Issue Date" of any Debenture means the date on which the Debenture was originally issued or deemed issued as set forth on the face of the Debenture.

         "Issue Price" of any Debenture means, in connection with the original issuance of such Debenture, the initial issue price at which the Debenture is issued as set forth on the face of the Debenture.

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         "Lien" means any mortgage, pledge, lien, encumbrance, charge or security interest of any kind.

         "Market Price" means the average of the daily Sale Prices of the Common Stock for the 10 Trading Day period ending on (if the third Business Day prior to the applicable date in question is a Trading Day or, if not, then on the last Trading Day prior to) the third Business Day prior to the applicable date in question, appropriately adjusted to take into account the occurrence during the period commencing on the first of such Trading Days during such 10 Trading Day period and ending on such date in question any event that would result in an adjustment of the Conversion Rate with respect to the Common Stock.

         "Original Issue Discount" of any Debenture means the difference between the Issue Price and the Principal Amount at Final Maturity of the Debenture as set forth on the face of the Debenture.

         "Paying Agent" means the office or agency designated by the Company where Debentures may be presented for payment.

         "Permitted Holders" means any current holder of the Company's Class B Common Stock and any permitted transferee of the Company's Class B Common Stock under the terms of the Company's Certificate of Incorporation as it exists on July 29, 1998.

         "Permitted Liens" has the meaning provided in Section 4.01.

         "Permitted Sale-Leaseback Transactions" has the meaning provided in
Section 4.02.

         "Person" means any individual, corporation, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any government agency or political subdivision.

         "Pricing Trading Date" has the meaning provided in the definition of Change in Control in Section 1.04.

         "Principal", "Principal Amount" or "principal" of a debt security, including the Debentures, means the principal of the security, including any accrued Original Issue Discount on the security.

         "Publicly Traded Securities" the meaning provided in the definition of Change in Control in Section 1.04.

         "Purchase Date" has the meaning provided in Section 2.04.

         "Purchase Notice" has the meaning provided in Section 2.04.

         "Purchase Price" has the meaning provided in Section 2.04.

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         "Purchased Shares" has the meaning provided in Section 2.07.

         "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

         "Redemption Date," when used with respect to any Debenture to be redeemed, means the date fixed for such redemption by or pursuant to this Supplemental Indenture.

         "Redemption Price," when used with respect to any Debenture to be redeemed, means the price at which it is to be redeemed pursuant to this Supplemental Indenture.

         "Sale-Leaseback Transaction" means any arrangement with any person providing for the leasing by the Company or a Subsidiary as lessee of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Subsidiary to such person.

         "Sale Price" of the Common Stock on any date means the average of the high and low per share sale price (or if no sale prices are reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions reported on the principal United States securities exchange on which the Common Stock is listed or, if the Common Stock is not listed on a United States national or regional stock exchange, as reported by the National Association of Securities Dealers Automated Quotation System.

         "Supplemental Indenture" has the meaning provided in the Preamble.

         "Subsidiary" means (i) a corporation or other entity of which a majority in voting power of the stock or other interests is owned by the Company, by a Subsidiary of the Company or by the Company and one or more Subsidiaries of the Company or (ii) a partnership, the sole general partner of which is the Company or any Subsidiary.

         "Trading Day" shall mean (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange, the Nasdaq National Market or another national security exchange, a day on which the New York Stock Exchange, the Nasdaq National Market or another national security exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (z)

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if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "Trustee" means the person named as such in this Supplemental Indenture and, subject to the provisions of Article 7 of the Indenture, any successor to that person.

         "Voting Stock" means the Common Stock, the Company's Class B Common Stock and any other stock of the Company which votes together with the Common Stock in the election of directors (without regard to whether there has been an arrearage in the payment of dividends on preferred stock).

                                   ARTICLE TWO

               ZERO COUPON SENIOR CONVERTIBLE DEBENTURES DUE 2018

SECTION 2.01. In accordance with Section 2.02 of the Indenture, there is hereby created a series of Securities under the Indenture entitled "Zero Coupon Senior Convertible Debentures due 2018".

         (1) The form of the Debentures is attached hereto as Exhibit A, and the form of the certificate of authentication is attached hereto as Exhibit B.

         (2) Subject to Section 2.09 of the Indenture and applicable law, the aggregate Principal Amount at Final Maturity of the Debentures which may be authenticated and delivered is limited to $495,650,000.

         (3) The aggregate Principal Amount at Final Maturity of the Debentures shall be payable on the Final Maturity Date unless earlier repaid or converted in accordance with this Supplemental Indenture.

         (4) The Debentures shall be issued at an Issue Price of $464.13 per $1,000 Principal Amount at Final Maturity. There shall be no periodic payments of interest on the Debentures. The calculation of the accrual of Original Issue Discount in the period during which each Debenture remains outstanding shall be on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, and such accrual shall commence on the Issue Date of the Debentures. In the event of the maturity, conversion, purchase by the Company at the option of a Holder or redemption of a Debenture, Original Issue Discount, if any, shall cease to accrue on such Debenture, under the terms and subject to the conditions of this Supplemental Indenture.

         (5) All amounts payable in connection with the Debentures shall be denominated and payable in the lawful currency of the United States.

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         (6) The Debentures shall be payable and may be presented for conversion, registration of transfer and exchange, without service charge, at the office of the Company maintained for such purpose in New York, New York, which shall initially be the office or agency of the Trustee.

SECTION 2.02.  Optional Redemption by the Company.

         (1) Right to Redeem; Notice to Trustee. The Company, at its option, may redeem the Debentures in accordance with the provisions of paragraphs 5 and 7 of the Debentures. If the Company elects to redeem Debentures pursuant to paragraph 5 of the Debentures, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount at Final Maturity of Debentures to be redeemed and the Redemption Price. The Company shall give the notice to the Trustee provided for in this Section 2.02(1) at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

         (2) Selection of Debentures to be Redeemed. If any Debenture selected for partial redemption is thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Debenture so selected, the converted portion of such Debenture shall be deemed (so far as may be), solely for purposes of determining the aggregate Principal Amount at Final Maturity of Debentures to be redeemed by the Company, to be the portion selected for redemption. Debentures which have been converted during a selection of Debentures to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection. Nothing in this Section 2.02(2) shall affect the right of any Holder to convert any Debenture pursuant to Sections 2.06, 2.07 and
2.08 before the termination of the conversion right with respect thereto.

         (3) Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first-class mail to the Trustee and to each Holder of Debentures to be redeemed at such Holder's address as it appears on the Debenture register.

         The notice shall identify the Debentures to be redeemed and shall state:

                  (a)  the Redemption Date;

                  (b)  the Redemption Price;

                  (c)  the then current Conversion Rate;

                  (d) the name and address of the Paying Agent and the Conversion Agent;

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                  (e) that Debentures called for redemption must be presented and surrendered to the Paying Agent to collect the Redemption Price;

                  (f) that the Debentures called for redemption may be converted at any time before the close of business on the Redemption Date;

                  (g) that Holders who wish to convert Debentures must satisfy the requirements in paragraph 9 of the Debentures;

                  (h) that, unless the Company defaults in making the redemption payment, the only remaining right of the Holder shall be to receive payment of the Redemption Price upon presentation and surrender to the Paying Agent of the Debentures;

                  (i) if fewer than all the outstanding Debentures are to be redeemed, the certificate number and Principal Amounts at Final Maturity of the particular Debentures to be redeemed;

                  (j) that Original Issue Discount on Debentures called for redemption shall cease to accrue on and after the Redemption Date; and

                  (k) the CUSIP number or numbers for the Debentures called for redemption.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

         (4) Effect of Notice of Redemption. Once notice of redemption is mailed, Debentures called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, except for Debentures that are converted in accordance with the provisions of Sections 2.06, 2.07 and 2.08. Upon presentation and surrender to the Paying Agent, Debentures called for redemption shall be paid at the Redemption Price.

         (5) Sinking Fund. There shall be no sinking fund provided for the Debentures.

SECTION 2.03.  Repurchase at Option of the Holder Upon a Change in Control.

         (1) If a Change in Control shall occur at any time prior to the Final Maturity Date, each Holder of Debentures shall have the right, at such Holder's option, to require the Company to purchase such Holder's Debentures on the date (the "Change in Control Purchase Date") (or if such date is not a Business Day, the next succeeding Business Day) that is 35 days after the date of the Change in Control. The Debentures shall be repurchased in integral multiples of $l,000 of Principal Amount at Final Maturity. The Company shall purchase such Debentures for Cash at a price (the "Change in Control Purchase Price") equal to the

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

Issue Price plus accrued Original Issue Discount to the Change in Control Purchase Date. No Debentures may be repurchased at the option of the Holders due to a Change in Control if there has occurred and is continuing an Event of Default (other than a default in the payment of the Change in Control Purchase Price with respect to such Debentures).

         (2) The Company, or at its request (which must be received by the Trustee at least three Business Days (or such lesser period as agreed to by the Trustee) prior to the date the Trustee is requested to give such notice as described below) the Trustee in the name of and at the expense of the Company, shall mail to all Holders of record of the Debentures a notice (a "Company Change in Control Notice") of the occurrence of a Change in Control and of the repurchase right arising as a result thereof on or before the fifteenth day after the occurrence of such Change in Control. The Company shall promptly furnish to the Trustee a copy of such notice.

         (3) For a Debenture to be so repurchased at the option of the Holder, the Paying Agent must receive such Debenture with the form entitled "Change in Control Purchase Notice" on the reverse thereof duly completed, together with such Debenture duly endorsed for transfer, on or before the Change in Control Purchase Date. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Debenture for redemption shall be determined by the Company, whose determination shall be final and binding.

SECTION 2.04.  Purchase of Debentures at the Option of the Holder.

         (1) General. On each of July 29, 2003, July 29, 2008 and July 29, 2013 (each, a "Purchase Date"), at the purchase price specified in paragraph 6 of the Debentures (each, a "Purchase Price"), a Holder of Debentures shall have the option to require the Company to purchase any outstanding Debentures, upon:

                  (a) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to a Purchase Date until the close of business on such Purchase Date, stating:

                           (i)  the certificate numbers of the Debentures which
the Holder shall deliver to be purchased;

                           (ii) the portion of the Principal Amount at Final
Maturity of the Debentures which the Holder shall deliver to be purchased, which portion must be $1,000 in Principal Amount at Final Maturity or a multiple thereof;

                           (iii) that such Debentures shall be purchased as of
the Purchase Date pursuant to the terms and conditions

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specified in paragraph 6 of the Debentures and in this Supplemental Indenture;
and

                           (iv) if the Company elects, pursuant to a Company
Notice, to pay the Purchase Price to be paid as of such Purchase Date, in whole or in part, in Common Stock but such portion of the Purchase Price shall ultimately be payable to such Holder in Cash because any of the conditions to the payment of the Purchase Price in Common Stock are not satisfied prior to or on the Purchase Date, as set forth in Section 2.04(4), whether such Holder elects (x) to withdraw such Purchase Notice as to some or all of the Debentures to which such Purchase Notice relates (stating the Principal Amount at Final Maturity and certificate numbers of the Debentures as to which such withdrawal shall relate), or (y) to receive Cash in respect of the entire Purchase Price for all Debentures (or portions thereof) to which such Purchase Notice relates; and

                  (b) delivery or book-entry transfer of such Debenture to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 2.04 only if the Debenture so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

         If a Holder, in such Holder's Purchase Notice (and in any written notice of withdrawal of a portion of a Holder's Debentures previously submitted for purchase pursuant to a Purchase Notice, the portion that remains subject to the Purchase Notice), fails to indicate such Holder's choice with respect to the election set forth in clause (iv) of Section 2.04(1)(a), such Holder shall be deemed to have elected to receive Cash in respect of all Debentures subject to such Purchase Notice in the circumstances set forth in such clause (iv).

         The Company shall purchase from the Holder thereof, pursuant to this
Section 2.04, a portion of a Debenture if the Principal Amount at Final Maturity of such portion is $1,000 or a multiple of $1,000. Provisions of this Supplemental Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

         Any purchase by the Company contemplated pursuant to the provisions of this Section 2.04 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery or book-entry transfer of the Debenture.

         Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 2.04(1) shall have the right at any time prior to the close of business on the Purchase Date to withdraw such Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 2.05(1).

         The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

         (2) Company's Right to Elect Manner of Payment of Purchase Price. The Company may elect with respect to any Purchase Date to pay the Purchase Price in respect of the Debentures to be purchased pursuant to Section 2.04(1) as of such Purchase Date, in U.S. legal tender ("Cash") or Common Stock, or in any combination of Cash and Common Stock, subject to the conditions set forth in Sections 2.04(3) and (4). The Company shall designate, in the Company Notice delivered pursuant to Section 2.04(5), whether the Company shall purchase the Debentures for Cash or Common Stock, or, if a combination thereof, the percentages of the Purchase Price of Debentures in respect of which it shall pay in Cash and/or Common Stock; provided that the Company shall pay Cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Debentures subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Debentures are purchased pursuant to this Section 2.04 shall receive the same percentage of Cash and/or Common Stock in payment of the Purchase Price for such Debentures, except (a) as provided in Section 2.04(4) with regard to the payment of Cash in lieu of fractional interests in Common Stock and (b) in the event that the Company is unable to purchase the Debentures of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable federal or state securities laws cannot be obtained, the Company may purchase the Debentures of such Holder or Holders for Cash. Once the Company has given its Company Notice to Holders, the Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid except pursuant to this Section 2.04(2) or
Section 2.04(4).

         At least five Business Days before the Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

                  (a)  the manner of payment selected by the Company,

                  (b)  the information required by Section 2.04(5),

                  (c) if the Company elects to pay the Purchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 2.04(4) have been or shall be complied with, and

              (d) whether the Company desires the Trustee to give the Company Notice required by Section 2.04(5).

         (3) Purchase with Cash. At the option of the Company, the Purchase Price of Debentures in respect of which a Purchase Notice pursuant to Section 2.04(1) has been given, or a specified percentage thereof, may be paid by the Company with Cash equal to the aggregate Purchase Price, or such specified percentage thereof, as the case may be, of such Debentures. No Debentures may be purchased at the option of the Holders with Cash if there has occurred and is continuing an Event of Default (other than a default in the payment of the Purchase Price with respect to such Debentures).

         (4) Payment by Issuance of Common Stock. At the option of the Company, the Purchase Price of Debentures in respect of which a Purchase Notice pursuant to Section 2.04(1) has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (a) the amount of Cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Debentures in Cash by (b) the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

         The Company shall not issue a fractional share of Common Stock in payment of the Purchase Price. Instead the Company shall pay Cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Debenture purchased, the number of shares of Common Stock shall be based on the aggregate amount of Debentures to be purchased.

         The Company's right to exercise its election to purchase the Debentures pursuant to Section 2.04 through the issuance of shares of Common Stock shall be conditioned upon:

                  (a) the Company having given timely written notice in accordance with Section 2.04(5) to the Trustee of its election to purchase all or a specified percentage of the Debentures with Common Stock as provided herein;

                  (b) (i) (A) the registration of the shares of Common Stock to be issued in respect of the payment of the specified percentage of the Purchase Price under the Securities Act of 1933 or (B) the issuance of the shares of Common Stock in an action which is exempt from the registration requirements of the Securities Act of 1933 and which will not result in such shares of Common Stock being deemed "restricted securities" under the Securities Act of 1933 or otherwise and (ii) the registration of the shares of Common Stock under the Securities Exchange Act of 1934;

                  (c) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

                  (d) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (i) the terms of the issuance of the Common Stock are in conformity with this Supplemental Indenture and (ii) the shares of Common Stock to be issued by the Company in payment of the specified percentage of the Purchase Price in respect of Debentures have been duly authorized and, when issued and delivered pursuant to the terms of this Supplemental Indenture in payment of the specified percentage of the Purchase Price in respect of Debentures, shall be validly issued, fully paid and nonassessable, and, in the case of such Officers' Certificate, stating that conditions (a), (b) and (c) above have been satisfied and, in the case of such Opinion of Counsel, stating that conditions (b) and (c) above have been satisfied.

         Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount at Final Maturity of Debentures and the Sale Price of a share of Common Stock on each Trading Day during the period during which the Market Price is calculated and ending on the Purchase Date. The Company may elect to pay the Purchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market Price is reported in a daily newspaper of national circulation. If any of the conditions set forth in this Section 2.04(4) are not satisfied with respect to a Holder or Holders prior to or on the Purchase Date and the Company elected to purchase the Debentures to be purchased as of such Purchase Date pursuant to this Section 2.04 through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price in respect of such Debentures of such Holder or Holders in Cash.

         Upon determination of the actual number of shares of Common Stock which the Holder of each $1,000 Principal Amount at Final Maturity of the Debentures shall receive, the Company shall publish such determination in a daily newspaper of national circulation.

         (5) Notice of Election. The Company's notices of election to purchase with Cash or Common Stock, or any combination thereof (each a "Company Notice"), shall be sent to the Holders (and to beneficial owners as required by applicable law) at their addresses shown in the Debenture register maintained by the Registrar not less than 20 Business Days prior to the Purchase Date (the "Company Notice Date"). Such Company Notices shall state the manner of payment elected and shall contain the following information:

         In the event the Company has elected to pay a Purchase Price (or a specified percentage thereof) with Common Stock, the Company Notice shall:

                  (a) state that each Holder shall receive Common Stock with a Market Price determined as of a specified date prior to the Purchase Date equal to such specified percentage of the Purchase Price of the Debentures held by such Holder (except any Cash amount to be paid in lieu of fractional share); and

                  (b) set forth the method of calculating the Market Price.

         In any case, each Company Notice shall include a form of Purchase Notice to be completed by a Holder and shall state:

                  (a)  the Purchase Price and Conversion Rate;

                  (b) the name and address of the Paying Agent and the Conversion Agent;

                  (c) that Debentures as to which a Purchase Notice has been given may be converted only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Supplemental Indenture;

                  (d) that Debentures must be surrendered to the Paying Agent to collect payment;

                  (e) that the Purchase Price for any Debenture as to which a Purchase Notice has been given and not withdrawn shall be paid promptly following the later of the Purchase Date and the time of surrender of such Debenture as described in (d);

                  (f)  the procedures the Holder must follow under Section 2.04;

                  (g)  briefly, the conversion rights of the Debentures; and

                  (h) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 2.04(1)(a)(iv)).

         At the Company's request and at the Company's expense, the Trustee shall give the Company Notice in the Company's name; provided, however, that, in all cases, the text of the Company Notice shall be prepared by the Company.

         (6) Covenants of the Company. All shares of Common Stock delivered upon conversion or purchase of the Debentures shall be newly issued shares or treasury shares, shall be fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

         The Company shall cause to have listed or quoted all such shares of Common Stock on each United States national securities exchange or over-the counter or other domestic market on which the Common Stock is then listed or quoted.

         (7) Procedure Upon Purchase. On or before 11:00 a.m. New York City time on the Business Day next following the Purchase Date, the Company shall deposit with the Paying Agent Cash (in respect of a Cash purchase under Section 2.04(3) or for fractional interests, as applicable), or shares of Common Stock, or a combination thereof, as applicable, sufficient to pay the aggregate Purchase Price of the Debentures to be purchased pursuant to this Section 2.04. Payment of the Purchase Price for such Debenture shall be made as soon as practicable following the later of the Purchase Date or the time of book-entry transfer or delivery of such Debenture. If the Company is delivering Common Stock, the Company shall deliver to each Holder entitled to receive Common Stock, through the Paying Agent, a certificate for the number of full shares of Common Stock, as applicable, issuable in payment of such Purchase Price and Cash in lieu of any fractional interests. The Person in whose name the certificate for Common Stock is registered shall be treated as a holder of record following the Purchase Date. Subject to Section 2.04(4), no payment or adjustment shall be made for dividends on the Common Stock the record date for which occurred on or prior to the Purchase Date. If the Paying Agent holds, in accordance with the terms of the Indenture, money or securities sufficient to pay the Purchase Price of such Debenture on the Business Day following the Purchase Date, then, on and after such date, such Debenture shall cease to be outstanding and Original Issue Discount on such Debenture shall cease to accrue, whether or not book-entry transfer of such Debenture is made or such Debenture is delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Purchase Price upon delivery or transfer of the Debenture).

         (8) Taxes. If a Holder of a Debenture is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which shall be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

SECTION 2.05. Further Conditions for Purchase at the Option of Holders Upon a Change in Control and Purchase of Debentures at the Option of the Holder.

         (1) Effect of Purchase Notice or Change in Control Purchase Notice. Upon receipt by the Company of the Purchase Notice or Change in Control Purchase Notice specified in Section 2.04(1) or Section 2.03(2), as applicable, the Holder of the Debenture in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change in Control Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Debenture. Such Purchase Price or Change in Control Purchase Price shall be paid to such Holder promptly following the later of (x) the Purchase Date or the Change in Control Purchase Date, as the case may be, with respect to such Debenture (provided the conditions in Section 2.04(1) or Section 2.03(3), as applicable, have been satisfied) and (y) the time of delivery or book-entry transfer of such Debenture to the Paying Agent by the Holder thereof in the manner required by Section 2.04(1) or Section 2.03(3), as applicable. Debentures in respect of which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted for shares of Common Stock on or after the date of the delivery of such Purchase Notice (or Change in Control Purchase Notice, as the case may be), unless such Purchase Notice (or Change in Control Purchase Notice, as the case may be) has first been validly withdrawn as specified in the following two paragraphs.

         A Purchase Notice or Change in Control Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business on the Purchase Date or the Change in Control Purchase Date, as the case may be, to which it relates specifying;

                  (a) the certificate number of the Debenture in respect of which such notice of withdrawal is being submitted,

                  (b) the Principal Amount at Final Maturity of the Debenture with respect to which such notice of withdrawal is being submitted, and

                  (c) the Principal Amount at Final Maturity, if any, of such Debenture which remains subject to the original Purchase Notice or Company Change in Control Notice, as the case may be, and which has been or shall be delivered for purchase by the Company.

         A written notice of withdrawal of a Purchase Notice may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 2.04(1)(a)(iv) or (ii) a conditional withdrawal containing the information set forth in Section 2.04(1)(a)(iv) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

         There shall be no purchase of any Debentures pursuant to Section 2.04 (other than through the issuance of Common Stock in payment of the Purchase Price, including Cash in lieu of any fractional shares) or redemption pursuant to Section 2.03 if there has occurred prior to, on or after, as the case may be, the giving, by the Holders of such Debentures, of the required Purchase Notice (or Change in Control Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Debentures).

         (2) Deposit of Purchase Price or Change in Control Purchase Price. On or before 11:00 a.m. New York City time on the Business Day next following a Purchase Date or a Change in Control Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) an amount of money and/or Common Stock, if permitted hereunder, sufficient to pay the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of all the Debentures or portions thereof which are to be purchased as of such Purchase Date or Change in Control Redemption Date, as the case may be.

         (3) Debentures Purchased in Part. Any Debenture that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Debenture, without service charge, a new Debenture or Debentures, of any authorized denomination as requested by such Holder in aggregate Principal Amount at Final Maturity equal to, and in exchange for, the portion of the Principal Amount at Final Maturity of the Debenture so surrendered which is not purchased or redeemed.

         (4) Covenant to Comply with Securities Laws Upon Purchase of Debentures. In connection with any offer to purchase Debentures under Sections
2.03 or 2.04 hereof, the Company shall (a) comply with Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Securities Exchange Act of 1934, if applicable, (b) file the related Schedule 13E-4 (or any successor schedule, form or report) under the Securities Exchange Act of 1934, if applicable, and (c) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Sections 2.03 and 2.04 to be exercised in the time and in the manner specified in Sections 2.03 and 2.04.

         (5) Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or shares of Common

Stock that remain unclaimed as provided in paragraph 12 of the Debentures, together with interest that the Trustee has agreed to pay, if any, or dividends, if any, paid thereon while such shares are held by the Trustee or the Paying Agent, held by them for the payment of a Purchase Price or Change in Control Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to Section 2.05(2) exceeds the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of the Debentures or portions thereof which the Company is obligated to purchase as of the Purchase Date or Change in Control Purchase Date, as the case may be, then promptly after the Business Day following the Purchase Date or Change in Control Purchase Date, as the case may be, the Trustee and the Paying Agent shall return any such excess to the Company together with interest that the Trustee has agreed to pay, if any, or dividends, if any, paid thereon while such shares are held by the Trustee or the Paying Agent.

SECTION 2.06.  Conversion of Debentures.

         (1) Right to Convert. A Holder of a Debenture may convert such Debenture for Common Stock at any time during the period stated in paragraph 9 of the Debentures; provided, however, that if the Debentures are properly presented for conversion before July 29, 2003 pursuant to the requirements of this Section 2.06, the Company, at its option, instead of delivering shares of Common Stock, may pay the Holder an amount equal to the Market Price of the Common Stock on the day the Debentures are properly presented for conversion. The number of shares of Common Stock issuable upon conversion of a Debenture per $1,000 of Principal Amount at Final Maturity (the "Conversion Rate") shall be that set forth in paragraph 9 in the Debentures, subject to adjustment as herein set forth.

         A Holder may convert a portion of the Principal Amount at Final Maturity of a Debenture if the portion is $1,000 or a multiple of $1,000. Provisions of this Supplemental Indenture that apply to conversion of all of a Debenture also apply to conversion of a portion of a Debenture.

         (2) Conversion Procedures. To convert a Debenture a Holder must satisfy the requirements in paragraph 9 of the Debentures. The date on which the Holder of Debentures satisfies all those requirements is the conversion date (the "Conversion Date"). Unless the Conversion Date is prior to July 29, 2003 and the Company elects to pay the Market Price of the Common Stock instead of issuing shares of Common Stock, as soon as practicable, but in no event later than the seventh Business Day, after the Conversion Date the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and Cash in lieu of any fractional share determined pursuant to Section 2.06(3). The Person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of a Debenture on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Debenture shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Debenture, such Person shall no longer be a Holder of such Debenture.

         If the Company elects to pay Cash instead of issuing shares with regard to a Debenture presented for conversion before July 29, 2003, the Company shall notify the Holder of such election no later than the seventh Business Day after the Conversion Date. The Holder shall then have until the fifteenth Business Day after the Conversion Date to withdraw the election to convert the Debenture. If the Holder does not withdraw such election to convert, the Company shall pay the Market Price of the shares not later than the twentieth Business Day after the Conversion Date.

         No payment or adjustment shall be made for dividends on or other distributions with respect to any Voting Stock except as provided in Section
2.07. On conversion of a Debenture, that portion of accrued Original Issue Discount attributable to the period from the Issue Date of the Debenture to the Conversion Date with respect to the converted Debenture shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the (a) Common Stock (together with the Cash payment, if any, in lieu of fractional shares) in exchange for the Debenture being converted pursuant to the provisions hereof or (b) the Company's payment of the Market Price of such shares of Common Stock, if the Conversion Date is prior to July 29, 2003 and the Company elects to pay the Market Price of such shares of Common Stock instead of issuing shares of Common Stock.

         If a Holder converts more than one Debenture at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total Principal Amount at Final Maturity of the Debentures converted.

         Upon surrender of a Debenture that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Debenture in an authorized denomination equal in Principal Amount at Final Maturity to the unconverted portion of the Debenture surrendered.

         If the last day on which a Debenture may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Debenture may be surrendered to that Conversion Agent on the next succeeding day that it is not a Legal Holiday.

         (3) Cash Payments in Lieu of Fractional Shares. The Company shall not issue a fractional share of Common Stock upon conversion of a Debenture. Instead the Company shall deliver Cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the Market Price of a full share of Common Stock by the fractional amount and rounding the product to the nearest whole cent.

         (4) Taxes on Conversion. If a Holder converts a Debenture, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

         (5) Company to Provide Stock. The Company shall, prior to issuance of any Debentures hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Debentures.

         All shares of Common Stock delivered upon conversion of the Debentures shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

         The Company shall endeavor promptly to comply with all federal and state securities laws regulating the order and delivery of shares of Common Stock upon the conversion of Debentures, if any, and shall cause to have listed or quoted all such shares of Common Stock on each United States national securities exchange or over-the counter or other domestic market on which the Common Stock is then listed or quoted.

SECTION 2.07. Adjustments to Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

         (1) In case the Company shall (a) pay a dividend, or make a distribution, in shares of its Voting Stock, on its Voting Stock, (b) subdivide its outstanding Voting Stock into a greater number of shares, or (c) combine its outstanding Voting Stock into a smaller number of shares, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the holder of any Debenture thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Company which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Debenture been converted immediately prior to the happening of such event. If any dividend or distribution of the type described in clause (a) above is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. An adjustment made pursuant to this Section 2.07 shall become effective immediately after the Record Date in the case of a dividend and shall become effective immediately after the effective date in the case of subdivision or combination.

         (2) In case the Company shall issue rights or warrants to all holders of any class or series of its Voting Stock entitling them (for a period expiring within 45 days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase Voting Stock at a price per share less than the Market Price per share of Common Stock at the Record Date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the date of the issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Voting Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Voting Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Voting Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Market Price. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the Record Date for the determination of the stockholders entitled to receive such rights or warrants. To the extent that shares of Voting Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Voting Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such Record Date for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Voting Stock at less than such Market Price, and in determining the aggregate offering price of such shares of Voting Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

         (3) In case the Company shall, by dividend or otherwise, distribute to all holders of its Voting Stock (excluding any distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary) any shares of any class of capital stock of the Company (other than Voting Stock) or evidences of its indebtedness or assets (other than Cash) or rights or warrants to subscribe for or purchase any of its Debentures (excluding those referred to in Section 2.07(2) hereof) (any of the foregoing hereinafter in this Section 2.07(3) called the "Distributed Securities"), then, the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Market Price per share of the Common Stock on the Record Date mentioned below, and the denominator shall be the Market Price per share of the Common Stock on such Record Date less the fair market value on such Record Date (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a certificate filed with the Trustee) of the Distributed Securities so distributed applicable to one share of Voting Stock. Such adjustment shall become effective immediately after the Record Date for the determination of stockholders entitled to receive such distribution. Notwithstanding the foregoing, in the event the then fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Voting Stock is equal to or greater than the Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Distributed Securities such Holder would have received had such Holder converted each Debenture on such Record Date. In the event that such distribution is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 2.07(3) by reference to the actual or when issued trading market for any Debentures, it must in doing so consider the prices in such market over the same period used in computing the Market Price of the Common Stock.

         Notwithstanding the foregoing provisions of this Section 2.07(3), no adjustment shall be made thereunder for any distribution of Distributed Securities if the Company makes proper provision so that each Holder of a Debenture who converts such Debenture (or any portion thereof) after the Record Date for such distribution shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the amount and kind of Distributed Securities that such Holder would have been entitled to receive if such Holder had, immediately prior to such Record Date, converted such Debenture for Common Stock; provided that, with respect to any Distributed Securities that are convertible, exchangeable or exercisable, the foregoing provision shall only apply to the extent (and so long as) the Distributed Securities receivable upon conversion of such Debenture would be convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 60 days following conversion of such Debenture.

         In the event the Company implements a stockholder rights plan, such rights plan shall provide that upon conversion of the Debentures the Holders shall receive, in addition to the Common Stock issuable upon such conversion, the rights issued under such rights plan (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion).

         (4) In case the Company shall, by dividend or otherwise, distribute to all holders of any class of its Voting Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 2.08(6) applies or as part of a distribution referred to in Section 2.07(3)) in an aggregate amount that, combined together with (a) the aggregate amount of any other such distributions to all holders of any class of its Voting Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 2.07(4) has been made, and (b) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of consideration payable in respect of any tender offer by the Company for all or any portion of any class of its Voting Stock concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to Section 2.07(5) has been made, exceeds 10% of the product of the Market Price (determined as provided herein) on the Record Date with respect to such distribution times the number of shares of Voting Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Rate shall be increased so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the record date by a fraction of which the numerator shall be such Market Price of the Common Stock and the denominator shall be the Market Price of the Common Stock on the record date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Voting Stock, such increase to be effective immediately prior to the opening of business on the day following the record date and the number of shares of Voting Stock outstanding on the Record Date and provided, however, that, if the portion of the cash so distributed applicable to one share of Voting Stock is equal to or greater than the Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted such Debenture immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 2.07(4) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this Section 2.07(4) above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

         (5) In case a tender offer made by the Company or any of its subsidiaries for all or any portion of any class of its Voting Stock expires and such tender offer (as amended upon the expiration thereof) requires the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that, combined together with (a) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its subsidiaries for all or any portion of any class of its Voting Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 2.07(5) has been made, and (b) the aggregate amount of any distributions to all holders of the Voting Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 2.07(4) has been made, exceeds 10% of the product of the Market Price (determined as provided herein) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Voting Stock outstanding (including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the number of shares of Voting Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to an maximum specified in the terms of the tender or exchanged offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Voting Stock outstanding (less any Purchased Shares) on the Expiration Time and the Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer had not been made.

         (6) For purposes of this Section 2.07, the number of shares of Voting Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Voting Stock. The Company shall not pay any dividend or make any distribution on shares of Voting Stock held in the treasury of the Company.

SECTION 2.08. Miscellaneous Provisions Relating to Conversion.

         (1) When Adjustment May be Deferred. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate then in effect provided that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated in Section 2.07, the Conversion Rate will not be adjusted for the issuance of Voting Stock or any securities convertible into or exchangeable for Voting Stock or carrying the right to purchase any of the foregoing. Any adjustments that are made shall be carried forward and taken into account any subsequent adjustment. All calculations under Sections 2.06, 2.07 and 2.08 shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.

         (2) When No Adjustment Required. No adjustment need be made for rights to purchase Voting Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value or no par value of the Voting Stock. To the extent the Debentures become convertible into cash, assets, property or Debentures (other than capital stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such Debentures. Interest shall not accrue on the cash.

         (3) Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice. The certificate shall, absent manifest error, be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

         (4) Voluntary Increase. The Company may make such increases in the Conversion Rate, in addition to those required by Section 2.07, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Voting Stock or rights to purchase Voting Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company may from time to time increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is so increased, the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice of such increase. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof. Such Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it shall be in effect.

         (5) Notice to Holders Prior to Certain Actions. In case:

                  (a) the Company shall declare a dividend (or any other distribution) on its Voting Stock that would require an adjustment in the Conversion Rate pursuant to Section 2.07;

                  (b) the Company shall authorize the granting to all or substantially all the Holders of its Voting Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants;

                  (c) of any reclassification or reorganization of the Voting Stock of the Company (other than a subdivision or combination of its outstanding Voting Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                  (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall cause to be filed with the Trustee and to be mailed to each Holder of Debentures at his address appearing on the Debenture register, as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Voting Stock of record to be entitled to such dividend, distribution, or rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Voting Stock of record shall be entitled to exchange their Voting Stock for securities or other property deliver-able upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

         (6) Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (a) any reclassification or change of outstanding shares of Voting Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (b) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Voting Stock shall be entitled to receive stock, Debentures or other property or assets (including cash) with respect to or in exchange for such Voting Stock, or (c) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Voting Stock shall be entitled to receive stock, Debentures or other property or assets (including cash) with respect to or in exchange for such Voting Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture, providing that each Debenture shall be convertible into the kind and amount of shares of stock and other Debentures or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Voting Stock issuable upon conversion of such Debentures immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2.08(6).

         The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Debentures, at his address appearing on the Debenture register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

         The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

         If this Section 2.08(6) applies to any event or occurrence, Section
2.07 shall not apply.

         (7) Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Debentures to either calculate the Conversion Rate or determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same and shall be protected in relying upon an Officer's Certificate with respect to the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Debenture and the Trustee and any other Conversion Agent make no representations with respect thereto. Subject to the provisions of Article Seven of the Indenture, neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Debenture for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 2.08(6) relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Debentures after any event referred to in such Section 2.08(6) or to any adjustment to be made with respect thereto, but, subject to the provisions of Article Seven of the Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer's Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

         (8) Simultaneous Adjustments. In the event that Sections 2.06, 2.07 or
2.08 require adjustments to the Conversion Rate under more than one of Sections 2.07(1), (2), (3) or (4), and the Record Dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 2.07(3), second, the provisions of Section 2.07(4), third, the provisions of Section 2.07(1), and fourth, the provisions of Section 2.07(2).

         (9) Successive Adjustments. After an adjustment to the Conversion Rate under Sections 2.06, 2.07 or 2.08, any subsequent event requiring an adjustment under Sections 2.06, 2.07 or 2.08 shall cause an adjustment to the Conversion Rate as so adjusted.

         (10) General Considerations. Whenever successive adjustments to the Conversion Rate are called for pursuant to Sections 2.06, 2.07 or 2.08, such adjustments shall be made to the Market Price as may be necessary or appropriate to effectuate the intent of Sections 2.06, 2.07 or 2.08 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

                                  ARTICLE THREE

                                GLOBAL SECURITIES

SECTION 3.01. If the Board of Directors of the Company shall establish that the Debentures are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee or its agent shall authenticate and deliver such Global Security or Securities which (1) shall represent, and shall be denominated in an amount equal to the aggregate Principal Amount at Final Maturity of, the outstanding Debentures to be represented by such Global Security or Securities, or such portion thereof as the Company shall specify in writing to the Trustee, (2) shall be registered in the name of The Depository Trust Company, New York, New York (the "Depositary") or its nominee, (3) shall be delivered by the Trustee or its agent to the Depositary or pursuant to the Depositary's instruction and (4) shall bear a legend substantially to the following effect:

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL DEBENTURES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

Interests in the Global Securities shall be issued only in denominations of $1,000 or integral multiples thereof.

SECTION 3.02. Notwithstanding any other provisions herein but subject to the provisions of Section 3.03 below, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for individual Debentures, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 2.08 of the Indenture, only to a nominee of the Depositary for such Global Security, or to the Depositary, or a successor Depositary for such Global Security selected or approved by the Company, or to a nominee of such successor Depositary.

SECTION 3.03. (1) If at any time the Depositary for a Global Security notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary for the Debentures ceases to be a clearing agency registered under the Securities Exchange Act of 1934 or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such Global Security. If a successor Depositary for such Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute, and the Trustee or its agent, upon receipt of a written request by the Company for the authentication and delivery of individual Debentures in exchange for such Global Security, shall authenticate and deliver, individual Debentures in an aggregate Principal Amount at Final Maturity equal to the Principal Amount at Final Maturity of the Global Security in exchange for such Global Security.

         (2) The Company may at any time and in its sole discretion determine that the Debentures or portion thereof issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company shall execute, and the Trustee, upon receipt of a written request by the Company for the authentication and delivery of individual Debentures in exchange in whole or in part for such Global Security, shall authenticate and deliver individual Debentures in definitive form in an aggregate Principal Amount at Final Maturity equal to the Principal Amount at Final Maturity of such Global Security or Securities representing such series or portion thereof in exchange for such Global Security or Securities.

         (3) If specified by the Company with respect to Debentures issued or issuable in the form of a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for individual Debentures in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and the Trustee or its agent shall authenticate and deliver, without service-charge, (a) to each Person specified by such Depositary a new Debenture or Debentures of any authorized denomination as requested by such Person in aggregate Principal Amount at Final Maturity equal to and in exchange for such Person's beneficial interest in the Global Security; and (b) to such Depositary a new Global Security in an authorized denomination equal to the difference, if any, between the Principal Amount at Final Maturity of the surrendered Global Security and the aggregate Principal Amount at Final Maturity of Debentures delivered to the Holders thereof.

         (4) In any exchange provided for in any of the preceding three paragraphs, the Company shall execute and the Trustee or its agent shall authenticate and deliver individual Debentures in definitive registered form in authorized denominations. Upon the exchange of the entire Principal Amount at Final Maturity of a Global Security for individual Debentures, such Global Security shall be canceled by the Trustee or its agent. Except as provided in the preceding paragraph, Debentures issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or the Registrar. The Trustee or the Registrar shall deliver such Debentures to the Persons in whose names such Debentures are so registered.

                                  ARTICLE FOUR

                              ADDITIONAL COVENANTS

SECTION 4.01. Limitation on Liens. The Company shall not, nor shall it permit any Subsidiary to, create, assume, incur or suffer to exist any Lien upon any of its properties or assets, whether owned on the Issue Date or thereafter acquired, unless (1) if such Lien secures Indebtedness which is pari passu with the Debentures, then the Debentures are secured on an equal and ratable basis with the obligation so secured until such time as such obligation is no longer secured by a Lien or (2) if such Lien secures Indebtedness which is subordinated to the Debentures, any such Lien shall be subordinated to the Lien granted to the holders of the Debentures to the same extent as such Indebtedness is subordinated to the Debentures.

         There shall be excluded from the restriction referred to in the next preceding paragraph the following Liens (the Liens set forth in the following clauses (a) through (i) being the "Permitted Liens"): (a) Liens on property of a Person existing at the time such Person is merged into or consolidated with or otherwise acquired by the Company or any Subsidiary, provided that such Liens were in existence prior to, and were not created in contemplation of, such merger, consolidation or acquisitions and do not extend to any assets other than those of the Person merged into or consolidated with the Company or a Subsidiary; (b) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary; provided that such Liens were in existence prior to, and were not created in contemplation of, such acquisition and do not extend to any assets other than the property acquired; (c) Liens imposed by law such as carriers', warehouseman's or mechanics' Liens, and other Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (d) Liens securing Indebtedness representing, or incurred to finance, the cost of acquiring, constructing or improving any assets, provided that the principal amount of such Indebtedness does not exceed 100% of such cost, including construction charges; (e) Liens existing on the Issue Date; (f) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (g) Liens securing refinancing Indebtedness; provided that any such Lien does not extend to or cover any property or assets other than the property or assets securing Indebtedness so refunded, refinanced or extended;
(h) any extensions, substitutions, modifications, replacements or renewals of the foregoing; and (i) easements, rights-of-way and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, licenses, restrictions on the use of property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the Company's properties subject thereto.

         Notwithstanding the foregoing, the Company may, and may permit any Subsidiary to, create, assume, incur or suffer to exist any Lien upon any of its properties or assets without equally and ratably securing the Debentures if the aggregate amount of all Indebtedness then outstanding secured by such Lien and all similar Liens, together with the aggregate net sale proceeds from all Sale-Leaseback Transactions which are not Permitted Sale-Leaseback Transactions, does not exceed 15% of the total consolidated stockholders' equity of the Company as shown on the most recent consolidated balance sheet that is contained or incorporated in the latest annual report on Form 10-K (or equivalent report) or quarterly report on Form 10-Q (or equivalent report) filed with the Securities and Exchange Commission, and is as of a date not more than 181 days prior to the date of determination, in the case of the consolidated balance sheet contained or incorporated in an annual report on Form 10-K, or 135 days prior to the date of determination, in the case of the consolidated balance sheet contained in the quarterly report on Form 10-Q; provided that Indebtedness secured by Permitted Liens shall not be included in the amount of such secured Indebtedness.

SECTION 4.02. Sale and Leaseback Transactions. The Company shall not, nor shall it permit any Subsidiary to, enter into any

Sale-Leaseback Transaction. There will be excluded from this restriction the following Sale-Leaseback Transactions (the Sale-Leaseback Transactions set forth in the following clauses (1) through (3) being "Permitted Sale-Leaseback Transactions"): (1) a Sale-Leaseback Transaction involving the leasing by the Company and its Subsidiaries of model homes in their communities, (2) a Sale-Leaseback Transaction relating to a property which occurs within 120 days from the date of acquisition of such property by the Company or a Subsidiary or the date of the completion of construction or commencement of full operations on such property, whichever is later, or (3) a Sale-Leaseback Transaction where the Company, within 120 days after such Sale-Leaseback Transaction, applies or causes to be applied to the retirement of Funded Debt of the Company or any Subsidiary (other than Funded Debt of the Company which by its terms or the terms of the instrument pursuant to which it was issued is subordinate in right of payment to the Debentures) proceeds of the sale of such property, but only to the extent of the amount of proceeds so applied.

         Notwithstanding the foregoing provisions, the Company may, and may permit any Subsidiary to, effect any Sale-Leaseback Transaction involving any real or tangible personal property which is not a Permitted Sale-Leaseback Transaction, provided that the aggregate net sales proceeds from all Sale-Leaseback Transactions which are not Permitted Sale-Leaseback Transactions, together with all Indebtedness secured by Liens other than Permitted Liens, does not exceed 15% of the total consolidated stockholders' equity of the Company as shown on the most recent consolidated balance sheet that is contained or incorporated in the latest annual report on Form 10-K (or equivalent report) or quarterly report on Form 10-Q (or equivalent report) filed with the Securities and Exchange Commission, and is as of a date not more than 181 days prior to the date of determination, in the case of the consolidated balance sheet contained or incorporated in an annual report on Form 10-K, or 135 days prior to the date of determination, in the case of the consolidated balance sheet contained in the quarterly report on Form 10-Q.

                                  ARTICLE FIVE

                                    REMEDIES

SECTION 5.01. Additional Events of Default. In addition to the applicable Events of Default set forth in Section 6.01 of the Indenture, any one of the following events shall constitute an "Event of Default" hereunder and thereunder whenever used with respect to the Debentures in this Supplemental Indenture (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (1) a default by the Company in the payment of the any principal (including accrued Original Issue Discount), Redemption Price, Purchase Price, or Change in Control Purchase Price due with respect to the Debentures;

         (2) a default by the Company or any Subsidiary with respect to its obligation to pay Indebtedness for borrowed money (other than Indebtedness which is non-recourse to the Company or the Subsidiary), which default shall have resulted in the acceleration of, or be a failure to pay at final maturity, Indebtedness aggregating more than $20 million;

         (3) a failure to perform any other covenant or warranty of the Company herein and in the Indenture, which continues for 30 days after written notice as provided in Section 6.01 of the Indenture;

         (4) final judgments or orders are rendered against the Company or any of its Subsidiaries which require the payment by the Company or any of its Subsidiaries of an amount (to the extent not covered by insurance) in excess of $20 million and such judgments or orders remain unstayed or unsatisfied for more than 60 days and are not being contested in good faith by appropriate proceedings; or

         (5) any event described in Sections 6.01(4) or 6.01(5) of the Indenture with respect to the Company or any of its Subsidiaries.

SECTION 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default occurs and is continuing, unless the principal of the Debentures has already become due and payable, the Trustee by notice to the Company, or the Holders of not less than 25 percent in aggregate Principal Amount at Final Maturity of the Debentures then outstanding by notice to the Company and the Trustee may declare the Issue Price and accrued Original Issue Discount to the date of declaration on all of the Debentures to be immediately due and payable. Upon such a declaration, such Issue Price and accrued Original Issue Discount shall be due and payable immediately. If an Event of Default specified in
Section 6.01(4) or (5) of the Indenture or Section 5.01(5) of this Supplemental Indenture occurs and is continuing, the Issue Price and accrued Original Issue Discount accrued to the date of the occurrence of the bankruptcy or insolvency on all of the Debentures shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate Principal Amount at Final Maturity of the Debentures then outstanding, on behalf of the Holders of all of the Debentures, by notice to the Company and the Trustee (and without notice to any other Holder), may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Issue Price and accrued Original Issue Discount on any of the Debentures that have become due solely as a result of acceleration and if all amounts due to the Trustee under
Section 7.07 of the Indenture have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         In case the Trustee shall have proceeded to enforce any right under this Supplemental Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders of Debentures, and the Trustee shall be restored respectively to their several positions and rights hereunder and all rights, remedies and powers of the Company, the Holders of Debentures, and the Trustee shall continue as though no such proceeding had been taken.

         The Trustee shall within 90 days after a Trust Officer has knowledge of the occurrence of a Default or any Event of Default, mail to all Holders, as the names and addresses of such Holders appear upon the Debenture register, notice of all Defaults or Events of Default known to a Trust Officer, unless such Default or Event of Default is cured or waived before the giving of such notice and provided that, except in the case of default in the payment of the Principal Amount at Final Maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price, as the case may be, on any of the Debentures, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

         The Holders of a majority in Principal Amount at Final Maturity of the Debentures then outstanding shall have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee, subject to certain limitations specified in the Indenture.

                                   ARTICLE SIX

                       DISCHARGE OF SUPPLEMENTAL INDENTURE

Except as set forth in this Article Six to the contrary, the terms in Article Eight of the Indenture shall govern.

SECTION 6.01. Discharge of Supplemental Indenture. When (1) the Company shall deliver to the Trustee for cancellation all Debentures theretofore authenticated (other than any Debentures which have been destroyed, lost or stolen and in lieu of or in substitution for which other Debentures shall have been authenticated and delivered) and not theretofore canceled, or (2) all the Debentures not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be canceled upon redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, monies sufficient to pay at the Final Maturity Date or upon redemption all of the Debentures (other than any Debentures which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Debentures shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including the Principal Amount at Final Maturity, accrued Original Issue Discount accrued to such Final Maturity Date or Redemption Date, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then the Indenture with respect to the Debentures and this Supplemental Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Debentures, (ii) rights hereunder of Holders to receive payments of the Principal Amount at Final Maturity, including Original Issue Discount due with respect to the Debentures and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder and under the Indenture with respect to the Debentures), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 6.03 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging the Indenture with respect to the Debentures and this Supplemental Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with the Indenture with respect to the Debentures, this Supplemental Indenture or the Debentures.

SECTION 6.02. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 8.02 of the Indenture by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under the Indenture with respect to the Debentures, this Supplemental Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 6.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 8.02 of the Indenture, provided, however, that if the Company makes any payment of Principal Amount at Final Maturity or Original Issue Discount of any Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 6.03. Officers' Certificate; Opinion of Counsel. Upon any application or demand by the Company to the Trustee to take any action under Section 6.01, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in the Indenture and this Supplemental Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         Each certificate or Opinion of Counsel provided for in this Supplemental Indenture and delivered to the Trustee with respect to compliance with a condition or covenant pursuant to the previous paragraph shall include
(1) a statement that the Person making such certificate or opinion has read such covenant or condition, (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based, (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

                                  ARTICLE SEVEN

                             SUPPLEMENTAL INDENTURES

SECTION 7.01. With Consent of Holders. In addition to those matters described in
Section 9.02 of the Indenture which require the consent of the Holder so affected to amend, supplement or waive any provision of the Indenture or this Supplemental Indenture, without the consent of the Holder so affected, the Company and the Trustee may not:

         (1) extend the fixed maturity of any Debenture, reduce the Principal Amount at Final Maturity, Issue Price, Purchase Price, Change in Control Purchase Price, Redemption Price or amount of Cash paid in lieu of shares of Common Stock, change the accrual of Original Issue Discount, change the obligation of the Company to repurchase any Debenture upon the occurrence of any Change in Control in a manner adverse to Holders of Debentures, impair the right of a Holder to institute suit for the payment thereof, change the currency in which the Debentures are payable, or impair the right to convert the Debentures into Common Stock in any material respect, or change any Purchase Date, without the consent of the Holder of each Debenture so affected, or

         (2) reduce the aforesaid percentage of Debentures the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of all of the Debentures then outstanding.

         Except as set forth in this Article Seven to the contrary, the terms in Article Nine of the Indenture shall govern.

                                  ARTICLE EIGHT

                                  MISCELLANEOUS

SECTION 8.01. TIA Controls. If any provision hereof limits, qualifies or conflicts with the duties imposed by Section 310 through 317 of the TIA, the imposed duties shall control.

SECTION 8.02. Conflict with Indenture. To the extent not expressly amended or modified by this Supplemental Indenture, the Indenture shall remain in full force and effect. If any provision of this Supplemental Indenture relating to the Debentures is inconsistent with any provision of the Indenture, the provision of this Supplemental Indenture shall control with regard to the Debentures.

SECTION 8.03. Governing Law. This Supplemental Indenture and the Debentures shall be governed by and construed in accordance with the laws of the State of New York. The Company submits to the jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, City of New York, and of the United States District Court for the Southern District of New York, in any action or proceeding to enforce any of its obligations under this Supplemental Indenture or with regard to the Debentures, and agrees not to seek a transfer of any such action or proceeding on the basis of inconvenience of the forum or otherwise (but the Company shall not be prevented from removing any such action or proceeding from a state court to the United States District Court for the Southern District of New York). The Company agrees that process in any such action or proceeding may be served upon it by registered mail or in any other manner permitted by the rules of the court in which the action or proceeding is brought.

SECTION 8.04. Successors. All agreements of the Company in the Indenture, this Supplemental Indenture and the Debentures shall bind its successors. All agreements of the Trustee in the Indenture and this Supplemental Indenture shall bind its successors.

SECTION 8.05. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties to this Supplemental Indenture have caused it to be duly executed as of the day and year first above written.

                                        LENNAR CORPORATION

                                        By:_____________________________________

                                        THE FIRST NATIONAL BANK OF CHICAGO

                                        By:_____________________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT A

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL DEBENTURES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

                               LENNAR CORPORATION

                ZERO COUPON SENIOR CONVERTIBLE DEBENTURE DUE 2018

No. __
Issue Date:  July 29, 1998                   Original Issue Discount:  $535.87
Issue Price: $464.13                         (for each $1,000 Principal Amount
(for each $1,000 Principal                    at Final Maturity)
Amount at Final Maturity)
                                             CUSIP: ____________________________

         Lennar Corporation, a Delaware corporation, promises to pay to __________ or registered assigns, on July 29, 2018 the Principal Amount of
__________ Dollars ($__________).

         This Debenture shall not bear periodic interest. Original Issue Discount shall accrue as specified on the other side of this Debenture. This Debenture is convertible as specified on the other side of this Debenture.

         Additional provisions of this Debenture are set forth on the other side of this Debenture.

         IN WITNESS WHEREOF, Lennar Corporation has caused this instrument to be duly executed under its corporate seal.

                                        LENNAR CORPORATION

                                        By:_____________________________________
                                           Title:

                                        Attest:

                                        By:_____________________________________
                                           Title:

[SEAL]

Dated:  July   , 1998

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

This is one of the Debentures
described in the within-
mentioned Indenture and
Supplemental Indenture.

THE FIRST NATIONAL BANK OF
CHICAGO, as Trustee

By:___________________________
      Authorized Signatory

                               LENNAR CORPORATION

                ZERO COUPON SENIOR CONVERTIBLE DEBENTURE DUE 2018

1.       INTEREST

         This Debenture shall not bear periodic interest, except that if the Principal hereof or any portion of such Principal is not paid when due (whether upon acceleration pursuant to Section 4.02 of the Supplemental Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, upon the date set for payment of a Purchase Price or Change in Control Purchase Price pursuant to paragraph 6 hereof or upon the Final Maturity of this Debenture), then in each such case the overdue amount shall bear interest at the rate of 3.875% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

         The Original Issue Discount (the difference between the Issue Price and the Principal Amount at Final Maturity of the Debenture) in the period during which a Debenture remains outstanding, shall accrue at 3.875% per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, commencing on the Issue Date of this Debenture.

2.       METHOD OF PAYMENT

         Subject to the terms and conditions of the Supplemental Indenture, the Company shall make payments in respect of the Debentures to the Persons who are registered Holders of Debentures at the close of business on the Business Day preceding the Redemption Date or Final Maturity, as the case may be, or at the close of business on a Purchase Date or Change in Control Purchase Date, as the case may be. Holders must surrender Debentures to a Paying Agent to collect such payments in respect of the Debentures. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.       PAYING AGENT, CONVERSION AGENT AND REGISTRAR

         Initially, The First National Bank of Chicago, a national banking association (the "Trustee"), shall act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee. The

Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.       SUPPLEMENTAL INDENTURE

         The Company issued the Debentures under a supplemental indenture (the "Supplemental Indenture"), dated as of July 29, 1998, between the Company and the Trustee. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Supplemental Indenture. The Debentures are subject to all such terms, and Holders are referred to the Supplemental Indenture for a statement of those terms.

         The Debentures are general unsecured obligations of the Company limited to $495,650,000 aggregate Principal Amount at Final Maturity. The Supplemental Indenture does not limit other indebtedness of the Company.

5.       REDEMPTION AT THE OPTION OF THE COMPANY

         No sinking fund is provided for the Debentures. The Debentures are redeemable as a whole, or from time to time in part, at any time at the option of the Company at the Redemption Prices set forth below, provided that the Debentures are not redeemable prior to July 29, 2003.

         The table below shows Redemption Prices of a Debenture per $1,000 Principal Amount on the dates shown below and at Final Maturity, which prices reflect accrued Original Issue Discount calculated to each such date. The Redemption Price of a Debenture redeemed between such dates shall include an additional amount reflecting the additional Original Issue Discount accrued since the next preceding date in the table to but excluding the actual Redemption Date.

                                           (1)              (2)           (3)
                                                     Accrued Original
                                                      Issue Discount   Redemption
                                        Debenture           at %          Price
Redemption Date                        Issue Price                     (1) + (2)
July 29, 2003                          $  464.13       $   98.18       $  562.31
July 29, 2004                             464.13          120.19          584.32
July 29, 2005                             464.13          143.05          607.18
July 29, 2006                             464.13          166.80          630.93
July 29, 2007                             464.13          191.49          655.62
July 29, 2008                             464.13          217.14          681.27
July 29, 2009                             464.13          243.79          707.92
July 29, 2010                             464.13          271.49          735.62
July 29, 2011                             464.13          300.27          764.40
July 29, 2012                             464.13          330.18          794.31
July 29, 2013                             464.13          361.26          825.39
July 29, 2014                             464.13          393.55          857.68
July 29, 2015                             464.13          427.11          891.24
July 29, 2016                             464.13          461.98          926.11
July 29, 2017                             464.13          498.22          962.35
At Final Maturity                         464.13          535.87        1,000.00

6. PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER; PURCHASE AT THE OPTION OF THE HOLDER UPON A CHANGE IN CONTROL

         (a) Subject to the terms and conditions of the Supplemental Indenture, a Holder of Debentures shall have the option to require the Company to purchase the Debentures held by such Holder on the following Purchase Dates and at the following Purchase Prices per $1,000 Principal Amount at Final Maturity, upon delivery of a Purchase Notice containing the information set forth in the Supplemental Indenture, from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on such Purchase Date and upon delivery of the Debentures to the Paying Agent by the Holder as set forth in the Supplemental Indenture. Such Purchase Prices may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock of the Company, or in any combination thereof.

Purchase Date                                                     Purchase Price
-------------                                                     --------------
July 29, 2003............................................               $ 562.31
July 29, 2008............................................                 681.27
July 29, 2013............................................                 825.39

Debentures in denominations larger than $1,000 of Principal Amount at Final Maturity may be purchased in part, but only in multiples of $1,000 of Principal Amount at Final Maturity.

         (b) If a Change in Control shall occur at any time prior to the Final Maturity Date, each Holder of Debentures shall have the right, at such Holder's option and subject to the terms and conditions of the Supplemental Indenture, to require the Company to purchase such Holder's Debentures on the Business Day that is 35 days after the date of the Change in Control for a Change in Control Purchase Price equal to the Issue Price plus accrued Original Issue Discount to the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid in cash. Debentures in denominations larger than $1,000 of Principal Amount at Final Maturity may be redeemed in part in connection with a Change in Control, but only in multiples of $1,000 of Principal Amount at Final Maturity.

         (c) Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Supplemental Indenture.

         (d) If cash sufficient to pay a Change in Control Purchase Price or cash (and/or Common Stock if permitted under the Supplemental Indenture) sufficient to pay a Purchase Price, as the case may be, of all Debentures or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, Original Issue Discount ceases to accrue on such Debentures (or portions thereof) on and after such date, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, upon surrender or such Debenture).

7.       NOTICE OF REDEMPTION AT THE OPTION OF THE COMPANY

         Notice of redemption at the option of the Company shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Debentures to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Debentures (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on and after such date Original Issue Discount ceases to accrue on such Debentures or portions thereof. Debentures in denominations larger than $1,000 Principal Amount at Final Maturity may be redeemed in part but only in multiples of $1,000 or Principal Amount at Final Maturity.

8.       RANKING

         The Debentures shall be direct, unsecured obligations of the Company and shall rank equally in right of payment with all other unsecured and unsubordinated indebtedness of the Company.

9.       CONVERSION

         Subject to the next two succeeding sentences and the right of the Company to elect to pay the Market Price of the Common Stock instead of issuing shares of Common Stock if the Conversion Date is prior to July 29, 2003, a Holder of a Debenture may convert this Debenture for Common Stock of the Company at any time on or before the close of business on July 29, 2018. If this Debenture is called for redemption, the Holder may convert it at any time before the close of business on the Redemption Date. A Debenture in respect of which a Holder has delivered a notice of exercise of the option to require the Company to purchase such Debenture or to purchase such Debenture in the event of a Change in Control may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Supplemental Indenture.

         The initial Conversion Rate is 12.3768 shares of Common Stock per $1,000 Principal Amount at Final Maturity, subject to adjustment in certain events described in the Supplemental Indenture. The Company shall deliver cash or a check in lieu of any fractional share of Common Stock.

         To convert this Debenture a Holder must (1) complete and manually sign the conversion notice on the back of this Debenture (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, (2) surrender this Debenture to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

         A Holder may convert a portion of this Debenture if the Principal Amount at Final Maturity of such portion is $1,000 or a multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Supplemental Indenture. On conversion of this Debenture, that portion of accrued Original Issue Discount attributable to the period from the Issue Date to the Conversion Date with respect to the converted portion of this Debenture shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with any cash payment in lieu of fractional shares) in exchange for the portion of this Debenture being converted pursuant to the terms hereof.

10.      DENOMINATIONS; TRANSFER; EXCHANGE

         The Debentures are in registered form, without coupons, in denominations of $1,000 of Principal Amount at Final Maturity and multiplies of $1,000. A Holder may transfer or convert Debentures in accordance with the Supplemental Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Supplemental Indenture. The Registrar need not transfer or exchange any Debentures selected for redemption (except, in the case of a Debenture to be redeemed in part, the portion of the Debenture not to be redeemed) or any Debentures in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Debenture to be purchased in part, the portion of the Debenture not to be purchased) or any Debentures for a period of 15 days before any selection of Debentures to be redeemed.

11.      PERSONS DEEMED OWNERS

         The registered Holder of this Debenture may be treated as the owner of this Debenture for all purposes.

12.      UNCLAIMED MONEY OR PROPERTY

         The Trustee and the Paying Agent shall return to the Company upon written request any money or property held by them for the payment of any amount with respect to the Debentures that remains unclaimed for two years, provided, however, that the Trustee or such Paying Agent, before being required to make any such return, shall at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each such Holder notice that such money or property remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or property then remaining shall be returned to the Company. After return to the Company, Holders entitled to the money or property must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

13.      AMENDMENT; WAIVER

         Subject to certain exceptions set forth in the Indenture and the Supplemental Indenture, (i) the Supplemental Indenture or the Debentures may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount at Final Maturity of the Debentures at the time outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate Principal Amount at Final Maturity of the Debentures at the time outstanding. Subject to certain exceptions set forth in the Indenture and the Supplemental Indenture, without the consent of any Holder, the Company and the Trustee may amend the Supplemental Indenture or the Debentures to cure any ambiguity, defect or inconsistency, to make any change that does not adversely affect the right of any Holder, to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Debentures, any property or assets, to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Debentures, any property or assets, to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company, to add to the covenants of the Company such further covenants, restrictions or conditions as the Board of Directors and the Trustee shall consider to be for the benefit of the Holders of Debentures, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in the Supplemental Indenture, to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Debentures, or to modify, eliminate or add to the provisions of the Supplemental Indenture to such extent as shall be necessary to comply with the Supplemental Indenture under the TIA, or under any similar federal statue hereafter enacted.

14.      DEFAULTS AND REMEDIES

         Under the Supplemental Indenture, Events of Default include (i) a default by the Company in the payment of any principal (including accrued Original Issue Discount), Redemption Price, Purchase Price, or Change in Control Purchase Price due with respect to the Debentures; (ii) a default by the Company or any Subsidiary with respect to its obligation to pay Indebtedness for borrowed money (other than Indebtedness which is non-recourse to the Company or the Subsidiary), which default shall have resulted in the acceleration of, or be a failure to pay at final maturity, Indebtedness aggregating more than $20 million; (iii) a failure to perform any other covenant or warranty of the Company herein and in the Indenture, which continues for 30 days after written notice as provided in Section 6.01 of the Indenture; (iv) final judgments or orders are rendered against the Company or any of its Subsidiaries which require the payment by the Company or any of its Subsidiaries of an amount (to the extent not covered by insurance) in excess of $20 million and such judgments or orders remain unstayed or unsatisfied for more than 60 days and are not being contested in good faith by appropriate proceedings; and (v) any event described in Sections 6.01(4) or 6.01(5) of the Indenture with respect to the Company or any of its Subsidiaries. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount of the Debentures at the time outstanding, may declare the Issue Price and accrued Original Issue Discount of all the Debentures to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which shall result in the Debentures being declared due and payable immediately upon the occurrence of such Events of Default.

         Holders may not enforce the Supplemental Indenture or the Debentures except as provided in the Indenture or the Supplemental Indenture. The Trustee may refuse to enforce the Supplemental Indenture or the Debentures unless it receives reasonable indemnity or security. Subject to certain limitations, conditions and exceptions, Holders of a majority in aggregate Principal Amount at Final Maturity of the Debentures at the time outstanding may direct the Trustee in its exercise of any trust or power, including the annulment of a declaration of acceleration. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of amounts specified in clause
(i) above) if it determines that withholding notice is in their interests.

15.      TRUSTEE DEALINGS WITH THE COMPANY

         The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Debentures and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.      NO RECOURSE AGAINST OTHERS

         A director, officer or employee, as such, of the Company or any subsidiary of the Company or any stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Debentures or the Supplemental Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Debenture, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debentures.

17.      AUTHENTICATION

         This Debenture shall not be valid until an authorized officer of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Debenture.

18.      ABBREVIATIONS

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.      GOVERNING LAW

         THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE SUPPLEMENTAL INDENTURE AND THIS DEBENTURE.

         The Company shall furnish to any Holder upon written request and without charge a copy of the Supplemental Indenture which has in it the text of this Debenture in larger type. Requests may be made to:

         Lennar Corporation
         700 N.W. 107th Avenue
         Miami, Florida  33172
         Attn: Bruce E. Gross
                   Vice President and Chief Financial Officer

                                CONVERSION NOTICE

To: Lennar Corporation

         The undersigned registered holder of this Debenture hereby exercises the option to convert this Debenture, or portion hereof (which is $1,000 Principal Amount at Final Maturity or a multiple thereof) designated below, for shares of Common Stock of Lennar Corporation in accordance with the terms of the Supplemental Indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Debenture not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

         This notice shall be deemed to be an irrevocable exercise of the option to convert this Debenture unless the Conversion Date is prior to July 29, 2003 and the Company delivers timely notice of its election to deliver cash instead of issuing shares of Common Stock in accordance with Section 2.06(2) of the Supplemental Indenture. If the Company delivers such notice, the undersigned may withdraw this notice in accordance with Section 2.06(2) of the Supplemental Indenture.

Dated:

                                                    ----------------------------

                                                    ----------------------------
                                                              Signature(s)

Fill in for registration of
shares if to be delivered,
and Debentures if to be
issued other than to and in
the name of registered holder:

------------------------------
(Name)                                              Principal Amount at Final
                                                    Maturity to be converted
------------------------------                      (if less than all):
(Street Address)
                                                    $__,000
------------------------------
(City, state and zip code)                          -------------------------
                                                    Social Security or Other
Please print name and address                       Taxpayer Number

                        CHANGE IN CONTROL PURCHASE NOTICE

To: Lennar Corporation

         The undersigned registered holder of this Debenture hereby acknowledges receipt of a notice from Lennar Corporation (the "Company") as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company to repurchase this Debenture, or the portion hereof (which is $1,000 Principal Amount at Final Maturity or a multiple thereof) designated below, in accordance with the terms of the Supplemental Indenture referred to in this Debenture and directs that the check in payment for this Debenture or the portion thereof and any Debentures representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Debenture not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

                                             -----------------------------------
                                                          Signature(s)

Fill in for registration of shares if to be delivered, and Debentures if to be issued other than to and in the name of registered holder:

------------------------------
(Name)

------------------------------
(Street Address)

------------------------------
(City, state and zip code)

Please print name and address

                                                     Principal Amount at Final
                                                     Maturity to be purchased
                                                     (if less than all):

                                                     $__,000

                                                     ---------------------------
                                                     Social Security or Other
                                                     Taxpayer Number

                                   ASSIGNMENT

         For value received __________ hereby sell(s), assign(s) and transfer(s) unto __________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Debenture, and hereby irrevocably constitutes and appoints __________ attorney to transfer the said Debenture on the books of the Company, with full power of substitution in the premises.

Dated:
                                         ---------------------------------------
                                                       Signature(s)

                                         Signature(s) must be guaranteed by a
                                         commercial bank or trust company or
                                         a member firm of a major stock
                                         exchange if shares of Common Stock
                                         are to be issued, or Debentures to
                                         be delivered, other than to or in
                                         the name of the registered holder.

                                         ---------------------------------------
                                                   Signature Guarantee

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.